Exhibit 99.1

Avalon GloboCare Provides First Quarter 2018 Business Update; Reports 365% Increase in Revenues and Progress Towards Commercialization of its Cell-Based Technologies

FREEHOLD, NJ—May 14, 2018 – Avalon GloboCare Corp. (OTCQB: AVCO), a leading global developer of cell-based technologies, today announced financial results and provided a business update for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights:

●	Revenues increased 365% to $307,913 for the first quarter ended March 31, 2018;
●	Cash at March 31, 2018 was $2.1 million;
●	Teamed up with Weill Cornell Medicine to establish joint translational research initiative in stem cell technology and regenerative medicine;
●	Formed strategic partnership with major biomedical enterprise Da An Gene Co., Ltd. (“Da An Gene”);
●	Majority-owned subsidiary, GenExosome Technologies Inc., launched its U.S. operations in Ohio;
●	Formed joint laboratory with top-ranked hospital in Shanghai for regenerative exosomics;
●	Submitted application for Nasdaq listing.

David Jin, M.D., Ph.D., CEO and President of Avalon GloboCare Corp., stated, “We made significant progress in the first quarter of 2018. We started off the year by forming a strategic partnership with Da An Gene, which is a leader in the molecular diagnostics market. We believe this partnership will help significantly accelerate our product development and commercialization by leveraging Da An Gene’s genomic sequencing and profiling platform, as well as its commercial network.”

“We have continued our expansion in the U.S. by launching operations of our GenExosome subsidiary in Ohio, where we plan to market and distribute our Exosome Isolation Systems. We are making progress with our commercial launch and believe this technology has the potential to transform the liquid biopsy and regenerative medicine markets by making exosome-specific diagnostics and therapies readily available and commercially viable. Continuing our U.S. growth, we have also jointly established a translational research training program with the Shahin Rafii Laboratory of the Division of Regenerartive Medicine at Weill Cornell Medicine in New York. The joint laboratory provides us access to a world-class stem cell facility along with the existing clinical resources available to us through the Lu Daopei hospital network,” continued Dr. Jin.

“Importantly, we are moving forward with our plans to list on NASDAQ, which we believe will provide us greater exposure within the investment community as we execute on our upcoming milestones,” concluded Dr. Jin.

Revenues for the first quarter ended March 31, 2018 were $307,913 versus $66,286 for the first quarter ended March 31, 2017. The increase in revenues was due to property rental income, development services and sales of developed products. Operating loss for the quarter ended March 31, 2018 was $1.3 million versus operating loss of $0.5 million for first quarter ended March 31, 2017, which reflects increased SG&A expenses to support the anticipated growth, as well as an increase in public company expenses in advance of the planned listing on a national exchange. Net loss for the first quarter ended March 31, 2018 was $1.55 million or ($0.02) earnings per share, versus net loss of $0.55 million or ($0.01) earnings per share for the first quarter ended March 31, 2017.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (OTCQB: AVCO) is a global intelligent biotech developer and healthcare service provider dedicated to promoting and empowering high impact, transformative cell-based /technologies and their clinical applications, as well as healthcare facility management through its core platforms, namely “Avalon Cell” and “Avalon Rehab.” In addition, Avalon provides strategic advisory and outsourcing services to facilitate and enhance their clients’ growth, development, as well as competitiveness in both domestic and global healthcare markets. Avalon also engages in the management of stem cell banks and specialty clinical laboratories. Through its U.S. subsidiary, GenExosome Technologies Inc., Avalon further establishes its leading role in the fields of liquid biopsy, precision medicine and regenerative medicine.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

Contact Information:
Avalon GloboCare Corp.
4400 South Street, Suite 3100
Freehold, New Jersey 07728
PR@Avalon-GloboCare.com

Investor Relations:
Crescendo Communications, LLC
Tel: (212) 671-1020
avco@crescendo-ir.com

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AVALON GLOBOCARE CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$2,125,656	$3,027,033
Accounts receivable, net of allowance for doubtful accounts	7,027	10,179
Tenants receivable, net of allowance for doubtful accounts	37,990	38,469
Security deposit	28,016	6,916
Inventory	10,111	2,667
Prepaid expenses and other current assets	74,406	149,713

Total Current Assets	2,283,206	3,234,977

OTHER ASSETS:
Security deposit - noncurrent portion	—	25,322
Prepayment for long-term assets	47,714	153,688
Property and equipment, net	158,415	48,029
Investment in real estate, net	7,591,952	7,623,757
Intangible assets, net	1,501,367	1,583,260

Total Other Assets	9,299,448	9,434,056

Total Assets	$11,582,654	$12,669,033

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$—	$29
Accrued liabilities and other payables	302,500	124,064
Accrued liabilities and other payables - related parties	25,481	39,927
Deferred rental income	7,254	12,769
Loan payable	1,500,000	1,500,000
Interest payable	375,096	138,110
VAT and other taxes payable	34,357	2,997
Tenants’ security deposit	73,400	92,288
Due to related party	450,000	450,000
Refundable deposit	3,000,000	3,000,000

Total Current Liabilities	5,768,088	5,360,184

Commitments and Contingencies

EQUITY:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized;
no shares issued and outstanding at March 31, 2018 and December 31, 2017	—	—
Common stock, $0.0001 par value; 490,000,000 shares authorized;
70,278,622 shares issued and 69,758,622 shares outstanding at March 31, 2018;
70,278,622 shares issued and outstanding at December 31, 2017	7,028	7,028
Additional paid-in capital	12,016,633	11,490,285
Less: common stock held in treasury, at cost;
520,000 and 0 shares at March 31, 2018 and December 31, 2017, respectively	(522,500)	—
Accumulated deficit	(4,999,233)	(3,517,654)
Statutory reserve	6,578	6,578
Accumulated other comprehensive loss - foreign currency translation adjustment	(39,316)	(91,994)
Total Avalon GloboCare Corp. stockholders’ equity	6,469,190	7,894,243
Non-controlling interest	(654,624)	(585,394)

Total Equity	5,814,566	7,308,849

Total Liabilities and Equity	$11,582,654	$12,669,033

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended	For the Three Months Ended
	March 31, 2018	March 31, 2017

REVENUES
Real property rental	$296,623	$—
Development services and sales of developed products	11,290	—
Medical related consulting services - related party	—	66,286
Total Revenues	307,913	66,286

COSTS AND EXPENSES
Real property operating expenses	210,274	—
Development services and sales of developed products	16,520	—
Medical related consulting services - related party	—	99,581
Total Costs and Expenses	226,794	99,581

REAL PROPERTY OPERATING INCOME	86,349	—
GROSS LOSS FROM DEVELOPMENT SERVICES AND SALES OF DEVELOPED PRODUCTS	(5,230)	—
GROSS LOSS FROM MEDICAL RELATED CONSULTING SERVICES	—	(33,295)

OTHER OPERATING EXPENSES:
Selling expenses	—	8,711
Compensation and related benefits	538,814	182,927
Professional fees	571,772	207,218
Other general and administrative	285,252	60,732

Total Other Operating Expenses	1,395,838	459,588

LOSS FROM OPERATIONS	(1,314,719)	(492,883)

OTHER INCOME (EXPENSE)
Interest income	408	794
Interest expense	(236,986)	—
Foreign currency transaction loss	—	(57,244)
Other income	328	—

Total Other Expense, net	(236,250)	(56,450)

LOSS BEFORE INCOME TAXES	(1,550,969)	(549,333)

INCOME TAXES	—	—

NET LOSS	$(1,550,969)	$(549,333)

LESS: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(69,390)	—

NET LOSS ATTRIBUTABLE TO AVALON GLOBOCARE CORP. COMMON SHAREHOLDERS	$(1,481,579)	$(549,333)

COMPREHENSIVE LOSS:
NET LOSS	(1,550,969)	(549,333)
OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized foreign currency translation gain (loss)	52,838	(39,771)
COMPREHENSIVE LOSS	$(1,498,131)	$(589,104)
LESS: COMPREHENSIVE LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(69,230)	—
COMPREHENSIVE LOSS ATTRIBUTABLE TO AVALON GLOBOCARE CORP. COMMON SHAREHOLDERS	$(1,428,901)	$(589,104)

NET LOSS PER COMMON SHARE ATTRIBUTABLE TO AVALON GLOBOCARE CORP. COMMON SHAREHOLDERS:
Basic and diluted	$(0.02)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	69,781,733	62,595,289

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended	For the Three Months Ended
	March 31, 2018	March 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,550,969)	$(549,333)
Adjustments to reconcile net loss from operations to
net cash used in operating activities:
Depreciation and amortization	123,379	26
Stock-based compensation and service fees	526,348	138,334
Changes in operating assets and liabilities:
Accounts receivable	3,469	—
Accounts receivable - related parties	—	547
Tenants receivable	479	—
Inventory	(7,372)	—
Prepaid expenses and other current assets	75,693	2,254
Security deposit	5,284	(23,922)
Accounts payable	(30)	—
Accrued liabilities and other payables	178,136	29,202
Accrued liabilities and other payables - related parties	(14,498)	16,257
Deferred rental income	(5,515)	—
Interest payable	236,986	—
Income taxes payable	—	(21,150)
VAT and other taxes payable	31,264	(5,029)
Tenants’ security deposit	(18,888)	—

NET CASH USED IN OPERATING ACTIVITIES	(416,234)	(412,814)

CASH FLOWS FROM INVESTING ACTIVITIES:
Prepayment made for acquisition of real property	—	(2,000)
Purchase of property and equipment	(7,852)	—

NET CASH USED IN INVESTING ACTIVITIES	(7,852)	(2,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of common stock	(522,500)	—
Refundable deposit in connection with Share Subscription Agreement	—	3,000,000

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(522,500)	3,000,000

EFFECT OF EXCHANGE RATE ON CASH	45,209	(40,147)

NET (DECREASE) INCREASE IN CASH	(901,377)	2,545,039

CASH - beginning of period	3,027,033	2,886,189

CASH - end of period	$2,125,656	$5,431,228

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$—	$—
Income taxes	$—	$21,150

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued in connection with Share Subscription Agreement	$—	$300
Acquisition of equipment by decreasing prepayment for long-term assets	$110,103	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.